UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 21, 2025

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Great Valley Parkway

Malvern, Pennsylvania 19355

(484) 328-4701

(Address, including zip code, and telephone number, including area code, of principal executive office)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors.

(c)

On April 21, 2025, Prabha Fernandes, Ph.D., FIDSA, a member of the Board of Directors (the “Board”) of Ocugen, Inc. (the “Company”), a member and chair of the Compensation Committee of the Board, a member of the Audit Committee of the Board and the Science and Technology Committee of the Board, informed the Company that she is resigning from the Board effective at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). The Company thanks Dr. Fernandes for her years of service as a director.

Separately, on April 21, 2025, Marna C. Whittington, Ph.D., a member of the Board, the Compensation Committee of the Board, and a member and chair of the Audit Committee of the Board, informed the Company of her decision to not stand for re-election to the Board at the Company’s 2025 Annual Meeting. Dr. Whittington will continue to serve as a member of the Board until the 2025 Annual Meeting. The Company thanks Dr. Whittington for her years of service as a director.

The Board plans to nominate Satish Chandran, Ph.D. and Blaise Coleman for election to the Board at the 2025 Annual Meeting to replace Dr. Fernandes and Dr. Whittington.

About Satish Chandran, Ph.D.

Satish Chandran has served as the President and Chief Executive Officer of Prodigy Biotech, Inc., since April 2021. Prior to his role at Prodigy Biotech, Inc., he was the Founder and Chief Executive Officer at Somahlution Inc. (“Somahlution”) since its inception in May 2010 until it was acquired by Marizyme, Inc. in August 2020. Dr. Chandran then served as the President, Chief Operating Officer and Chief Technology Officer of Marizyme, Inc., until April 2021. Prior to Somahlution, he was the Chief Technology Officer at Pfizer Biotherapeutics-OTU from December 2008 until May 2010. He also served as the Chief Executive Officer of Akshaya Bio, Inc. from 2012 until it was acquired by Kaimi Bio in 2023. Dr. Chandran has served as a member of the board of directors of Avstera Inc., since 2023 and Statera Biopharma, Inc. since February 2022. Dr. Chandran received his Bachelor of Science, with honors, from the University of Mumbai in India, his Masters in Microbiology from University of Baroda in India, and his Ph.D. from School of Medicine at Memorial University of Newfoundland in Canada.

About Blaise Coleman

Blaise Coleman has more than 20 years of financial and operational leadership experience in the pharmaceutical industry. He most recently served as the Chief Executive Officer of Endo Inc. from April 2024 until August 2024 and was a member of its Board of Directors. He previously served as President and Chief Executive Officer of Endo International plc (“Endo”) from March 20020 to April 2024, also serving  on its Board of Directors. Prior to this, Mr. Coleman served as Endo’s Executive Vice President and Chief Financial Officer from 2016 to 2020. Before joining Endo, Mr. Coleman held several finance leadership roles for the biopharmaceutical company AstraZeneca, including Chief Financial Officer, U.S. Diabetes Business. Earlier in his career, he served as Business Development and Commercial Finance Leader at the biotech company Centocor, a Johnson & Johnson company, and as a Manager in the Pharmaceutical Assurance Practice at PwC. Mr. Coleman holds a Bachelor of Science degree in Accounting from Widener University and a Master of Business Administration from the Fuqua School of Business at Duke University. He is also a Certified Public Accountant (CPA).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCUGEN, INC.

Date: April 25, 2025	By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chairman, Chief Executive Officer, & Co-Founder